Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No, 333-119169 of Westcore Trust on Form N-14 of our report dated July 12, 2004 for Westcore Trust (including Westcore MIDCO Growth Fund, Westcore Growth Fund, Westcore Select Fund, Westcore International Frontier Fund, Westcore Blue Chip Fund, Westcore Mid-Cap Opportunity Fund, Westcore Small-Cap Opportunity Fund, Westcore Flexible Income Fund, Westcore Plus Bond Fund, and the Westcore Colorado Tax-Exempt Fund), appearing in the Annual Reports of the Westcore Trust for the year ended May 31, 2004 in the Prospectus/Proxy Statement, which is part of this Registration Statement.

We also consent to the references to us under the headings "Fiscal Year End and Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 25, 2004



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-119169 of Westcore Trust on Form N-14 of our report dated June 15, 2004 for Financial Investors Trust (including Aristata Equity Fund, Aristata Quality Bond Fund, and Aristata Colorado Quality Tax-Exempt Fund), appearing in the Annual Reports of the Aristata Funds for the year ended April 30, 2004 in the Prospectus/Proxy Statement, which is part of this Registration Statement.

We also consent to the references to us under the headings "Fiscal Year End and Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
October 25, 2004